Exhibit 99.1

Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
	Christopher G. Hagerty	EVP & CFO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS OF $0.34 PER SHARE ON NET INCOME OF $19.3 MILLION

– Company Increases Cash Dividend 7% to $0.075 Per Share –

– Net Interest Margin Increases One Basis Point to 3.28% from First Quarter 2005 –
– Net Interest Margin, Excluding Purchase Accounting Adjustments, Increases 13 Basis Points to 3.17% from First Quarter 2005 –
– Deposits at Bank Subsidiary Increase 13% to $2.7 Billion from March 31, 2005 –
– Exchange Balances Increase 85% to $685.6 Million from March 31, 2005 –

IRVINE, CA – July 25, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank (the “Bank”), TIMCOR Exchange Corporation (“TIMCOR”) and North American Exchange Company (“NAEC”), announced today net income of $19.3 million, or $0.34 per diluted share, for the second quarter of 2005, increases of 77% and 21%, respectively, from $10.9 million and $0.28 per diluted share, for the second quarter of 2004. The Company’s net interest margin expanded one basis point to 3.28% for the second quarter of 2005, from 3.27% for the first quarter of 2005. Excluding the purchase accounting adjustments from the Hawthorne Financial Corporation (“Hawthorne”) acquisition, the Company’s net interest margin expanded 13 basis points to 3.17%, for the second quarter of 2005, from 3.04% for the first quarter of 2005. Additionally, the Company announced today that it has increased its cash dividend 7% to $0.075 per share to be paid on August 30, 2005 to shareholders of record on August 16, 2005. The Company’s net income for the six months ended June 30, 2005 totaled $42.4 million, or $0.74 per diluted share, increases of 135% and 48%, respectively, from $18.0 million and $0.50 per diluted share, for the six months ended June 30, 2004. The Company’s return on average equity (“ROAE”) and return on average assets (“ROAA”) for the second quarter of 2005 were 11.62% and 1.47%, respectively, compared to 17.66% and 1.57% for the second quarter of 2004, respectively. The Company’s return on average tangible equity and return on average tangible assets for the second quarter of 2005 were 28.11% and 1.59%, respectively, compared to 32.58% and 1.63% for the second quarter of 2004, respectively. The Company’s ROAE and ROAA for the six months ended June 30, 2005 were 12.99% and 1.62%, respectively, compared to 20.29% and 1.56% for the six months ended June 30, 2004, respectively. The Company’s return on average tangible equity and return on average tangible assets were 31.26% and 1.75%, respectively, for the six months ended June 30, 2005, compared to 31.48% and 1.61%, for the six months ended June 30, 2004, respectively. The Company’s financial results include the effects of the acquisition of Hawthorne, which closed on June 4, 2004. The financial data for periods prior to February 17, 2005 do not include the impact of the TIMCOR acquisition. The financial data for periods prior to May 24, 2005 do not include the impact of the NAEC acquisition.

Stephen H. Gordon, Chairman and Chief Executive Officer, stated, “The Company’s second quarter results reflect the impact of several key initiatives. During the quarter, the Company’s yield on interest earning assets was positively impacted by significant volumes of loans repricing to higher rates driven by market indices gapping upward, as well as by the sales of low rate single family loans. The Company also experienced strong deposit growth at the Bank driven by business related transaction account deposits, which included the impact of the Company’s 1031 exchange accommodator acquisitions and resulted in a lower cost, less interest rate sensitive core deposit base. The acquisitions of TIMCOR and NAEC also provided the Company with strong noninterest fee income, which totaled $1.3 million for the quarter.” Gordon added, “We enter the third quarter with a record loan origination pipeline and look forward to realizing further benefits of our captive exchange accommodator subsidiaries, as well as generating organic growth in

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corporate financial services-related core deposits, as our newly announced Commercial Banking Division gains traction.”

($ in 000’s, except per share data)	Q2	Q1	Q2	Year to Date	Year to Date
	2005	2005	2004	6/30/2005	6/30/2004

Net income	$19,325	$23,087	$10,923	$42,411	$18,024
Basic EPS	0.35	0.42	0.30	0.77	0.54
Diluted EPS	0.34	0.40	0.28	0.74	0.50
Net interest income	38,925	38,334	22,875	77,259	36,677
Net interest margin	3.28%	3.27%	3.51%	3.28%	3.36%
Total revenues	$71,576	$65,989	$36,591	$137,566	$60,039
ROAA	1.47%	1.78%	1.57%	1.62%	1.56%
ROAA - Tangible	1.59	1.92	1.63	1.75	1.61
ROAE	11.62	14.41	17.66	12.99	20.29
ROAE - Tangible	28.11	34.49	32.58	31.26	31.48
Efficiency ratio	33.32	30.07	25.34	31.76	25.53
Core Loan Fundings[1]	$599,303	$595,129	$418,916	$1,194,432	$649,019
Total Loan Fundings[2]	624,715	607,824	466,690	1,232,539	726,062

Some of the Company’s and Bank’s second quarter 2005 highlights and achievements include:

•

The Company’s net interest margin increased one basis point to 3.28% for the second quarter of 2005, compared to 3.27% for the first quarter of 2005 and decreased 23 basis points compared to 3.51% for the second quarter of 2004. The Company’s net interest margin, excluding the purchase accounting adjustments from the Hawthorne acquisition, increased 13 basis points to 3.17% for the second quarter of 2005, compared to 3.04% for the first quarter of 2005. The Company’s net interest spread increased two basis points to 3.12% for the second quarter of 2005, compared to 3.10% for the first quarter of 2005 and decreased 29 basis points compared to 3.41% for the second quarter of 2004.

•

The Bank’s deposits increased 13% to $2.7 billion at June 30, 2005 from $2.4 billion at March 31, 2005. The Bank’s transaction account deposits increased 22% to $1.6 billion at June 30, 2005 from $1.4 billion at March 31, 2005. On May 24, 2005, the Company completed its acquisition of NAEC, a leading facilitator of tax-deferred real estate exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986. At June 30, 2005, the Company, through TIMCOR and NAEC, held $685.6 million of exchange balances, of which $659.3 million were on deposit at the Bank. For the second quarter of 2005, exchange balances averaged $539.2 million, an increase of 194% from the first quarter of 2005. Exchange balances held by TIMCOR and NAEC appear on the Company’s consolidated balance sheet as a component of borrowings and are included as transaction account deposits on the subsidiary Bank’s balance sheet.

•	The Bank’s total loans as a percentage of deposits declined to 150% at June 30, 2005, from 173% at March 31, 2005.

•

The Company’s total loan fundings, which includes loans originated and purchased, were $624.7 million during the second quarter of 2005, an increase of 3% and 34% from $607.8 million and $466.7 million for the first quarter of 2005 and second quarter of 2004, respectively. The Company’s core loan fundings were $599.3 million during the second quarter of 2005, an increase of 1% and 43%, respectively, from $595.1 million and $418.9 million for the first quarter of 2005 and second quarter of 2004, respectively.

•

The Company entered the third quarter of 2005 with a total loan pipeline of $542 million at June 30, 2005, an increase of 9% from $498 million at March 31, 2005. The Company entered the third quarter of 2005 with a core loan pipeline of $514 million at June 30, 2005, an increase of 8% from $476 million at March 31, 2005.

•

In April 2005, the Company announced its plans to remix the composition of its loan portfolio and designated $612 million of lower rate single family residential loans as held for sale. During the second

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quarter of 2005, the Company completed the sale of $386.1 million of single family loans, which were either classified as held for sale at March 31, 2005 or funded during the quarter. At June 30, 2005, the Company’s loans held for sale had declined to $304.7 million, which reflects these loan sales, as well as the loan fundings and payoff activity that occurred during the second quarter of 2005.

•

The Company’s multi-family loan portfolio grew during the second quarter of 2005 at an annualized rate of 27% to $2.8 billion at June 30, 2005, and now represents 74% of total loans held for investment. The Company’s commercial real estate loan portfolio increased 18% to $518.1 million at June 30, 2005, from $440.1 million at March 31, 2005, and now represents 14% of total loans held for investment. The Company’s loans held for investment grew during the second quarter of 2005 at an annualized rate of 22% to $3.8 billion at June 30, 2005.

•

The Company’s allowance for loan losses was 0.76% of net loans held for investment at June 30, 2005, compared to 0.80% at March 31, 2005, and 1.00% at June 30, 2004. Nonperforming assets totaled $12.1 million, or 0.23% of total assets, at June 30, 2005, compared to $6.5 million, or 0.12% of total assets, at March 31, 2005. At June 30, 2005, the allowance for loan losses totaled 237% of nonaccrual loans, compared to 444% and 701% at March 31, 2005 and June 30, 2004, respectively.

•

The Company’s total revenues, defined as interest income plus noninterest income, equaled $71.6 million for the second quarter of 2005, an increase of 8% and 96% from $66.0 million and $36.6 million for the first quarter of 2005, and second quarter of 2004, respectively. The increase from the first quarter of 2005 is attributable to increases in interest income on loans, gain on sale of loans, 1031 exchange fees and loan related fees.

•

At June 30, 2005, the Company had purchased a total of 1,796,100 shares of its common stock at an average price of $19.30 per share, of which 260,000 shares were purchased during the second quarter of 2005 at an average price of $16.00 per share.

RECENT DEVELOPMENTS

In July 2005, the Company announced the formation of the Commercial Banking Division within the Bank, which will focus on the business banking, treasury and cash management and other depository products and services needs of financial services companies such as title and escrow companies, 1031 exchange accommodators, homeowners associations, property management companies, non-real estate escrows, and other fiduciary and corporate financial services companies. The Company simultaneously announced the hiring of James R. Daley, formerly of Comerica Bank, as Executive Vice President and Head of the Commercial Banking Division, and President of the Corporate Financial Services Group. Also in July 2005, the Company announced the hiring of Richard Grout, as Executive Vice President, Head of Retail Banking. Mr. Grout’s recent experience includes a five year span at Downey Savings, where he was responsible for Downey’s retail banking network.

NET INTEREST INCOME

The Company’s net interest income increased 70% and 111% to $38.9 million and $77.3 million for the second quarter and six months ended June 30, 2005, respectively, from $22.9 million and $36.7 million for the second quarter and six months ended June 30, 2004, respectively.

The Company’s yield on interest-earning assets increased 15 basis points to 5.46% for the second quarter of 2005, compared to 5.31% for the first quarter of 2005 and increased 30 basis points compared to 5.16% for the second quarter of 2004. The Company’s yield on total loans increased 15 basis points to 5.61% for the second quarter of 2005 compared to 5.46% for the first quarter of 2005 and increased 17 basis points compared to 5.44% for the second quarter of 2004. The Company’s cost of interest-bearing liabilities increased 13 basis points to 2.34% for the second quarter of 2005, compared to 2.21% for the first quarter of 2005 and increased 59 basis points compared to 1.75% for the second quarter of 2004. The Company’s cost of interest-bearing deposits increased 31 basis points to 2.28% for the second quarter of 2005, compared to 1.97% for the first quarter of 2005 and increased 64 basis points compared to 1.64% for the second quarter of 2004. The Company’s cost of funds, including the effect of noninterest-bearing

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deposits, increased 11 basis points to 2.27% for the second quarter of 2005, compared to 2.16% for the first quarter of 2005 and increased 56 basis points compared to 1.71% for the second quarter of 2004.

NONINTEREST INCOME

Noninterest income increased 133% and 123% to $6.9 million and $10.6 million for the second quarter and six months ended June 30, 2005, respectively, from $3.0 million and $4.8 million for the second quarter and six months ended June 30, 2004, respectively. Loan fee income increased 55% and 86% to $1.5 million and $2.6 million for the second quarter and six months ended June 30, 2005, respectively, from $977,000 and $1.4 million for the second quarter and six months ended June 30, 2004, respectively. The increases in loan related fees compared to the year ago periods were driven by loan prepayment fees of $1.3 million and $2.1 million for the second quarter and six months ended June 30, 2005, respectively, compared to $906,000 and $1.3 million for the second quarter and six months ended June 30, 2004, respectively. Fee income from 1031 exchange transactions represented 20% of noninterest income for the second quarter of 2005 and totaled $1.3 million, an increase of 260% from $374,000 for the first quarter of 2005, when the Company acquired TIMCOR mid-quarter. During the second quarter of 2005, the Company began implementing the previously announced remix of the composition of its loan portfolio by selling $386.1 million of single family residential loans, which resulted in gains on sale of loans of $2.8 million and $3.4 million for the second quarter and six months ended June 30, 2005, respectively, compared to $4,000 and $142,000 for the second quarter and six months ended June 30, 2004, respectively. The loan sales during the second quarter of 2005 included sales of both single family residential loans funded during the quarter and those classified as held for sale at March 31, 2005.

NONINTEREST EXPENSES

The Company’s general and administrative expenses totaled $15.3 million and $27.9 million for the second quarter and six months ended June 30, 2005, respectively, compared to $6.5 million and $10.6 million for the second quarter and six months ended June 30, 2004, respectively. The increases during the periods ended June 30, 2005 compared to the periods ended June 30, 2004 are primarily due to higher personnel and operational costs, including occupancy, marketing and insurance costs related to the additional operations from the acquisitions of Hawthorne, TIMCOR and NAEC, as well as the growth of the Company. The Company recorded $162,000 and $325,000 of amortization of the core deposit intangible for the second quarter and six months ended June 30, 2005, respectively, as a result of the acquisition of Hawthorne, compared to $58,000 in both the three and six month periods ended June 30, 2004.

The Company’s efficiency ratio was 33.32% and 31.76% for the second quarter and six months ended June 30, 2005, respectively, compared to 25.34% and 25.53% for the second quarter and six months ended June 30, 2004, respectively. General and administrative expenses were 1.16% and 1.07% of total average assets for the second quarter and six months ended June 30, 2005, respectively, compared to 0.94% and 0.92% for the second quarter and six months ended June 30, 2004, respectively.

INCOME TAXES

The Company’s effective tax rate was 36.42% and 37.42% for the second quarter and six months ended June 30, 2005, respectively, compared to 39.42% and 39.13% for the second quarter and six months ended June 30, 2004, respectively. The reduction of the Company’s effective tax rate during the periods ended June 30, 2005 compared to the year ago periods reflects the realization of larger amounts of low income housing and other tax credits, and the origination of income property loans in enterprise zones that generate certain state tax benefits.

BALANCE SHEET AND CAPITAL

The Company had total consolidated assets of $5.2 billion at June 30, 2005, a decrease of 3% and an increase of 9% from $5.3 billion and $4.7 billion at March 31, 2005 and June 30, 2004, respectively. The decrease in the Company’s assets during the quarter predominately resulted from a reduction in lower yielding assets, such as cash and cash equivalents, mortgage-backed securities, and the execution of the previously announced sales of the Company’s low rate single family loans. Total loans, which include loans held for investment, net of allowances, and loans held for sale, totaled $4.0 billion, a decrease of 3% and an increase of 11% from $4.2 billion and $3.6 billion at March 31, 2005 and June 30, 2004, respectively. The decline in total loans during the second quarter of 2005 reflects the timing of the implementation of the Company’s plan to remix its loan portfolio by selling a significant portion of its single

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family residential loan portfolio and originations. It is the Company’s intention to replace these lower-yielding assets predominantly with income property loans.

At June 30, 2005, multi-family loans held for investment totaled $2.8 billion, representing 74% of total loans held for investment, an increase of 7% and 36% from $2.6 billion at March 31, 2005, and $2.1 billion at June 30, 2004, respectively. At June 30, 2004, multi-family loans represented 56% of total loans held for investment. The Company’s commercial real estate loan portfolio increased 18% to $518.1 million at June 30, 2005, from $440.1 million at March 31, 2005, and now represents 14% of total loans held for investment.

At June 30, 2005, 58% of the Company’s total loan portfolio matures or is tied to an index that adjusts within one month, compared to 59% at March 31, 2005. In addition, 69% of the Company’s total loan portfolio matures or has an interest rate scheduled to reset within six months from June 30, 2005 and 72% matures or resets within one year from June 30, 2005, compared to 70% and 73%, at March 31, 2005, respectively. The Company’s total loan portfolio had a weighted average duration to maturity or reset of 11.8 months at June 30, 2005, compared to 11.3 months at March 31, 2005.

The Company’s securities portfolio totaled $444.5 million at June 30, 2005, a decrease of 4% and 11% from $464.7 million and $499.8 million at March 31, 2005 and June 30, 2004, respectively. Mortgage-backed securities were 9% of total assets at June 30, 2005.

The Bank’s deposits totaled $2.7 billion at June 30, 2005, an increase of 13% and 10% from $2.4 billion and $2.5 billion at March 31, 2005 and June 30, 2004, respectively. The Bank’s transaction account deposits totaled $1.6 billion at June 30, 2005, an increase of 22% and 33% from $1.4 billion and $1.2 billion at March 31, 2005 and June 30, 2004, respectively. The exchange balances of TIMCOR and NAEC are classified as borrowings on the consolidated balance sheet, and included as transaction account deposits on the Bank’s balance sheet. The Company’s deposits totaled $2.0 billion at both June 30, 2005 and March 31, 2005, which is a decrease of 17% from $2.4 billion at June 30, 2004. The Company’s transaction account deposits totaled $977.3 million at June 30, 2005, compared to $983.6 million and $1.2 billion at March 31, 2005 and June 30, 2004, respectively. The Company’s time deposits totaled $1.06 billion at June 30, 2005, compared to $1.05 billion and $1.23 billion at March 31, 2005 and June 30, 2004, respectively.

Borrowings totaled $2.4 billion at June 30, 2005, a decrease of 7% and an increase of 44% from $2.6 billion and $1.7 billion at March 31, 2005 and June 30, 2004, respectively. FHLB advances totaled $1.5 billion at June 30, 2005, a decrease of 25% and 2% from $2.0 billion and $1.6 billion at March 31, 2005 and June 30, 2004, respectively. The decline in FHLB borrowings from March 31, 2005 reflects the growth in the Company’s lower-cost exchange balances during the second quarter of 2005, including the acquisition of NAEC. At June 30, 2005, the Company’s junior subordinated debt issued to its unconsolidated trust subsidiaries totaled $150.3 million, compared to $150.4 million at March 31, 2005, and $135.4 million at June 30, 2004.

Stockholders’ equity totaled $668.5 million at June 30, 2005, an increase of 2% and 15% from $652.8 million and $582.8 million at March 31, 2005, and June 30, 2004, respectively. Tangible stockholders’ equity totaled $268.8 million, a decrease from $269.3 million at March 31, 2005, and an increase of 23% from $219.1 million at June 30, 2004. The decline in the Company’s tangible stockholders’ equity includes the effect of the goodwill generated in the cash purchase of NAEC in May 2005. The Company’s equity to assets and tangible equity to assets ratios were 12.90% and 5.19% at June 30, 2005, respectively, compared to 12.24% and 5.05% at March 31, 2005, respectively, and compared to 12.29% and 4.62% at June 30, 2004, respectively. The Company’s tangible equity to tangible assets ratio was 5.62% at June 30, 2005, compared to 5.44% and 5.00% at March 31, 2005 and June 30, 2004, respectively.

Book value per share totaled $12.07 at June 30, 2005, an increase of 2% and 10% from $11.78 and $10.97 at March 31, 2005, and June 30, 2004, respectively. Tangible book value per share totaled $4.85 at June 30, 2005, compared to $4.86 and $4.13 at March 31, 2005, and June 30, 2004, respectively. The capital ratios of the Bank continued to exceed federal regulatory requirements for classification as a “well-capitalized” institution. The Bank’s core, tier one risk-based and total risk-based capital ratios are estimated to be 8.70%, 12.01% and 12.84% at June 30, 2005, respectively.

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LOAN FUNDINGS

The Company’s total loan fundings, which includes loans originated and purchased, were $624.7 million during the second quarter of 2005, an increase of 3% and 34% from $607.8 million and $466.7 million, for the first quarter of 2005 and second quarter of 2004, respectively. The Company’s core loan fundings were $599.3 million during the second quarter of 2005, an increase of 1% and 43%, respectively, from $595.1 million and $418.9 million, for the first quarter of 2005 and second quarter of 2004, respectively. The Company purchased $100.1 million of adjustable rate income property loans during the second quarter of 2005 as part of its strategy to remix the loan portfolio, replacing lower rate single family loans that were sold during the quarter with higher rate, adjustable, income property loans. The Company’s total loan fundings increased 70% to $1.2 billion during the six months ended June 30, 2005, from $726.1 million for the six months ended June 30, 2004. The Company’s core loan fundings increased 84% to a record $1.2 billion during the six months ended June 30, 2005, from $649.0 million for the six months ended June 30, 2004.

The Company’s core loan fundings for the three months ended June 30, 2005 consisted of $318.6 million of multi-family real estate loans, $112.3 million of commercial real estate loans, $122.7 million of single family residential real estate loans, $41.4 million of construction and land loans, and $4.3 million of business and other loans. Of the Company’s $599.3 million of core loan fundings during the second quarter of 2005, 97% were adjustable rate loans, of which 77% reprice within one year.

The value of loans in the Company’s total loan pipeline increased 9% and 15% to a record $542 million at June 30, 2005, compared to $498 million and $470 million at March 31, 2005 and June 30, 2004, respectively. The value of loans in the Company’s core loan pipeline increased 8% and 17% to a record $514 million at June 30, 2005, compared to $476 million and $439 million at March 31, 2005 and June 30, 2004, respectively.

PORTFOLIO ASSET QUALITY

Nonperforming assets totaled $12.1 million at June 30, 2005, an increase of $5.6 million from the $6.5 million balance at March 31, 2005. The increase in nonperforming assets is due to the addition of three construction/land loans during the second quarter of 2005. These three loans were originated by Hawthorne and acquired through the Company’s acquisition of Hawthorne. The three loans are not considered impaired from a collateral value perspective, however, they are considered impaired from a timeliness of repayment perspective.

The overall adequacy of the allowance for loan losses is reviewed by the Bank’s Internal Asset Review Committee on a quarterly basis and submitted to the Board of Directors for approval. The Internal Asset Review Committee’s responsibilities consist of risk management, as well as problem loan management, which include ensuring proper risk grading of all loans and analysis of specific allocations for all classified loans.

The Company’s review of its allowance for loan losses at June 30, 2005 indicated that a provision for loan losses for the second quarter of 2005 was not required and that the allowance for loan losses is adequate to cover potential losses inherent in the loan portfolio

At June 30, 2005, the Company had total assets of $5.2 billion and the Bank had total deposits of $2.7 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 2nd largest multi-family lender in California during the 12 months ended March 31, 2005 (source: Dataquick Information Systems. The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectfully, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois and Miami, Florida and through a presence in Las Vegas, Nevada; Denver, Colorado and Washington, DC.

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CONFERENCE CALL AND WEBCAST INFORMATION

Analysts and investors may listen to a discussion of the second quarter of 2005 performance and participate in the question/answer session either by dialing the phone number listed below, or through viewing a live video webcast of the discussion accessed through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables participants to listen to the discussion and simultaneously view the video broadcast, tables, charts, an outline of the performance highlights, and submit questions for live response from the hosts. Windows Media player is required for viewing the video webcast. Interested parties can download the slide presentation from the Company’s website prior to the start of the call. It is recommended that participants dial into the call, or log in to the webcast, approximately 5 to 10 minutes prior to the event.

Conference Call	Webcast
Date: Monday, July 25, 2005	Date: Monday, July 25, 2005
Time: 7:00 a.m. PDT (10:00 a.m. EDT)	Time: 7:00 a.m. PDT (10:00 a.m. EDT)
Phone Number (800) 901-5213	Webcast URL: www.commercialcapital.com
International Dial-in Number (617) 786-2962	Windows Media player is required
Access Code: 76493980

Replay Information: for those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s website at www.commercialcapital.com beginning approximately 2 hours following the end of the call. To listen to the call replay dial (888) 286-8010, or for international callers dial (617) 801-6888, the access code for either replay number is 49238754. The webcast archive and call replay will be available until September 5, 2005

This press release and the aforementioned webcast may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

1 The Company defines core loan fundings to exclude those loans funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

2 The Company defines total loan fundings to include loans that are originated or purchased by the Company during the period.

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COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	June 30, 2005	June 30, 2004

ASSETS

Cash and Cash Equivalents	$33,812		$18,379
Securities
MBS - Available For Sale	444,456		499,746
Other Investments - Available For Sale	—		100

Total Securities	444,456		499,846
FHLB Stock	98,943		85,543
Loans Held for Investment
Single Family	196,605		924,238
Multi-family	2,807,503		2,065,938
Commercial Real Estate	518,106		427,898
Construction	190,302		216,926
Land	43,946		51,637

Total Real Estate Loans	3,756,462		3,686,637
Business and Other Loans	18,723		12,926

Total Loans Held for Investment	3,775,185		3,699,563
Net Deferred Fees, Premiums and Discounts	(1,815)		(14,801)
Allowance for Loan Losses	(28,731)		(36,831)

Total Loans Held for Investment, Net	3,744,639		3,647,931
Loans Held for Sale	304,723		983

Total Loans	4,049,362		3,648,914
Fixed Assets - Net	16,905		8,441
Foreclosed Assets	—		—
Accrued Interest Receivable	18,872		16,897
Goodwill	394,080		357,367
Core Deposit Intangible	5,576		6,308
Bank-Owned Life Insurance	47,525		45,843
Affordable Housing Investments	34,877		10,950
Other Assets	35,593		45,362

TOTAL ASSETS	$5,180,001		$4,743,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Demand Deposits - Noninterest-Bearing	$127,300		$92,627
Demand Deposits - Interest-Bearing	74,941		88,922
Money Market Checking	243,337		450,317
Money Market Savings	313,158		386,836
Savings	218,573		198,063

Total Transaction Deposits	977,309		1,216,765
Retail Time Deposits	939,410		1,154,211
Broker Time Deposits	115,895		72,961

Total Time Deposits	1,055,305		1,227,172

Total Deposits	2,032,614		2,443,937
Borrowings
FHLB Advances	1,521,028		1,550,770
Exchange Balances	685,551		—
Junior Subordinated Debentures	150,253		135,370
Other Borrowings	65,000		—

Total Borrowings	2,421,832		1,686,140
Other Liabilities	57,098		30,952

TOTAL LIABILITIES	4,511,544		4,161,029

STOCKHOLDERS’ EQUITY	668,457		582,821

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,180,001		$4,743,850
		.

	June 30, 2005	June 30, 2004

Operating Data
Performance Ratios and Other Data:
Equity to assets at end of period	12.90%	12.29%
Tangible equity to assets at end of period	5.19	4.62
Tangible equity to tangible assets at end of period	5.62	5.00
Nonperforming assets	$12,098	$5,255
Nonperforming assets to total assets	0.23%	0.11%
Allowance for loan losses to loans held for investment at end of period	0.76	1.00
Allowance for loan losses to nonaccrual loans	237	701

Per Share Data
Common shares outstanding at end of period	55,388,061	53,126,308
Book value per share	$12.07	$10.97
Tangible book value per share	4.85	4.13

8/15

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED
	June 30, 2005	June 30, 2004

Interest Income
Loans	$58,540	$26,647
Securities	4,990	6,301
FHLB Stock	1,086	662
Fed Funds and Other	62	16

Total Interest Income	64,678	33,626
Interest Expense
Deposits	10,861	4,815
FHLB Advances	10,923	4,774
Exchange Balances	1,147	—
Junior Subordinated Debentures	2,307	986
Other Borrowings	515	176

Total Interest Expense	25,753	10,751

Net Interest Income	38,925	22,875
Recapture of Allowance for Loan Losses	—	—

Net Interest Income after Recapture of Allowance for Loan Losses	38,925	22,875

Noninterest Income
Loan Related Fees	1,519	977
Retail Banking Fees	509	186
Mortgage Banking Fees	108	194
1031 Exchange Fees	1,347	—
Gain on Sale of Loans	2,757	4
Gain on Sale of Securities	—	1,259
Other Income	658	345

Total Noninterest Income	6,898	2,965

Noninterest Expenses
Compensation and Benefits	7,258	3,452
Non-Cash Stock Compensation	393	29
Occupancy and Equipment	2,052	713
Marketing	619	404
Technology	646	214
Professional and Consulting	671	205
Insurance Premiums and Assessment Costs	574	316
Merger-Related	—	420
Recapture of Reserve for Unfunded Commitments	—	—
Other Expenses	3,055	794

Total G&A Expenses	15,268	6,547
Early Extinguishment of Debt	—	1,204
Amortization of Core Deposit Intangible	162	58

Total Noninterest Expenses	15,430	7,809

Income Before Taxes	30,393	18,031
Income Tax Expense	11,068	7,108

Net Income	$19,325	$10,923

	THREE MONTHS ENDED
	June 30, 2005	June 30, 2004

Operating Data
Performance Ratios and Other Data:
Earnings per share - Basic	$0.35	$0.30
Earnings per share - Diluted	0.34	0.28
Weighted average shares outstanding -- Basic	55,186,788	36,729,282
Weighted average shares outstanding -- Diluted	57,522,870	39,194,351
Return on average assets	1.47%	1.57%
Return on average tangible assets	1.59	1.63
Return on average stockholders’ equity	11.62	17.66
Return on average tangible stockholders’ equity	28.11	32.58
Interest rate spread	3.12	3.41
Net interest margin	3.28	3.51
Efficiency ratio	33.32	25.34
G&A to average assets	1.16	0.94
Effective tax rate	36.42	39.42
Core loan fundings	$599,303	$418,916
Total loan fundings	624,715	466,690
Loans sold	386,144	341
Net Charge-offs <Recoveries>	12	<2>

9/15

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	SIX MONTHS ENDED
	June 30, 2005	June 30, 2004

Interest Income
Loans	$114,445	$41,688
Securities	10,209	12,471
FHLB Stock	2,120	1,061
Fed Funds and Other	145	36

Total Interest Income	126,919	55,256
Interest Expense
Deposits	20,735	7,903
FHLB Advances	22,067	8,669
Exchange Balances	1,487	—
Junior Subordinated Debentures	4,350	1,624
Other Borrowings	1,021	383

Total Interest Expense	49,660	18,579

Net Interest Income	77,259	36,677
Recapture of Allowance for Loan Losses	(8,109)	—

Net Interest Income after Recapture of Allowance for Loan Losses	85,368	36,677

Noninterest Income
Loan Related Fees	2,577	1,387
Retail Banking Fees	1,041	213
Mortgage Banking Fees	149	306
1031 Exchange Fees	1,720	—
Gain on Sale of Loans	3,401	142
Gain on Sale of Securities	—	2,152
Other Income	1,759	583

Total Noninterest Income	10,647	4,783

Noninterest Expenses
Compensation and Benefits	13,885	5,662
Non-Cash Stock Compensation	634	58
Occupancy and Equipment	4,212	1,074
Marketing	1,273	683
Technology	1,258	342
Professional and Consulting	1,161	410
Insurance Premiums and Assessment Costs	1,142	535
Merger-Related	—	420
Recapture of Reserve for Unfunded Commitments	(1,490)	—
Other Expenses	5,848	1,402

Total G&A Expenses	27,923	10,586
Early Extinguishment of Debt	—	1,204
Amortization of Core Deposit Intangible	325	58

Total Noninterest Expenses	28,248	11,848

Income Before Taxes	67,767	29,612
Income Tax Expense	25,356	11,588

Net Income	$42,411	$18,024

	SIX MONTHS ENDED
	June 30, 2005	June 30, 2004

Operating Data
Performance Ratios and Other Data:
Earnings per share - Basic	$0.77	$0.54
Earnings per share - Diluted	0.74	0.50
Weighted average shares outstanding -- Basic	55,005,348	33,374,139
Weighted average shares outstanding -- Diluted	57,401,347	35,704,940
Return on average assets	1.62%	1.56%
Return on average tangible assets	1.75	1.61
Return on average stockholders’ equity	12.99	20.29
Return on average tangible stockholders’ equity	31.26	31.48
Interest rate spread	3.10	3.26
Net interest margin	3.28	3.36
Efficiency ratio	31.76	25.53
G&A to average assets	1.07	0.92
Effective tax rate	37.42	39.13
Core loan fundings	$1,194,432	$649,019
Total loan fundings	1,232,539	726,062
Loans sold	541,987	13,298
Net Charge-offs <Recoveries>	<5>	<4>

10/15

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004

ASSETS

Cash and Cash Equivalents	$33,812	$78,775	$16,961	$20,445	$18,379
Securities
MBS - Available For Sale	444,456	464,689	491,265	486,120	499,746
Other Investments - Available For Sale	—	—	—	100	100

Total Securities	444,456	464,689	491,265	486,220	499,846
FHLB Stock	98,943	97,007	96,046	86,147	85,543
Loans Held for Investment
Single Family	196,605	209,480	841,818	957,825	924,238
Multi-family	2,807,503	2,633,004	2,396,788	2,235,427	2,065,938
Commercial Real Estate	518,106	440,088	420,015	435,075	427,898
Construction	190,302	225,650	225,058	213,656	216,926
Land	43,946	50,182	56,308	55,786	51,637

Total Real Estate Loans	3,756,462	3,558,404	3,939,987	3,897,769	3,686,637
Business and Other Loans	18,723	19,364	16,360	13,399	12,926

Total Loans Held for Investment	3,775,185	3,577,768	3,956,347	3,911,168	3,699,563
Net Deferred Fees, Premiums and Discounts	(1,815)	(4,798)	(5,708)	(11,740)	(14,801)
Allowance for Loan Losses	(28,731)	(28,743)	(36,835)	(36,846)	(36,831)

Total Loans Held for Investment, Net	3,744,639	3,544,227	3,913,804	3,862,582	3,647,931
Loans Held for Sale	304,723	612,549	976	17,620	983

Total Loans	4,049,362	4,156,776	3,914,780	3,880,202	3,648,914
Fixed Assets - Net	16,905	16,419	10,318	9,989	8,441
Foreclosed Assets	—	—	—	—	—
Accrued Interest Receivable	18,872	19,374	17,120	16,819	16,897
Goodwill	394,080	377,726	357,367	357,367	357,367
Core Deposit Intangible	5,576	5,739	5,902	6,105	6,308
Bank-Owned Life Insurance	47,525	47,081	46,277	46,270	45,843
Affordable Housing Investments	34,877	35,798	36,719	17,261	10,950
Other Assets	35,593	33,961	31,169	39,951	45,362

TOTAL ASSETS	$5,180,001	$5,333,345	$5,023,924	$4,966,776	$4,743,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Demand Deposits - Noninterest-Bearing	$127,300	$110,741	$97,931	$92,950	$92,627
Demand Deposits - Interest-Bearing	74,941	78,611	78,003	80,267	88,922
Money Market Checking	243,337	316,639	473,344	419,760	450,317
Money Market Savings	313,158	195,875	245,306	298,165	386,836
Savings	218,573	281,766	336,474	293,905	198,063

Total Transaction Deposits	977,309	983,632	1,231,058	1,185,047	1,216,765
Retail Time Deposits	939,410	933,209	932,562	1,040,634	1,154,211
Broker Time Deposits	115,895	115,199	93,161	72,961	72,961

Total Time Deposits	1,055,305	1,048,408	1,025,723	1,113,595	1,227,172

Total Deposits	2,032,614	2,032,040	2,256,781	2,298,642	2,443,937
Borrowings
FHLB Advances	1,521,028	2,015,338	1,856,349	1,831,798	1,550,770
Exchange Balances	685,551	370,202	—	—	—
Junior Subordinated Debentures	150,253	150,398	135,079	135,225	135,370
Other Borrowings	65,000	61,000	101,000	57,000	—

Total Borrowings	2,421,832	2,596,938	2,092,428	2,024,023	1,686,140
Other Liabilities	57,098	51,589	49,499	35,403	30,952

TOTAL LIABILITIES	4,511,544	4,680,567	4,398,708	4,358,068	4,161,029

STOCKHOLDERS’ EQUITY	668,457	652,778	625,216	608,708	582,821

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,180,001	$5,333,345	$5,023,924	$4,966,776	$4,743,850

	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004

Operating Data
Performance Ratios and Other Data:
Equity to assets at end of period	12.90%	12.24%	12.44%	12.26%	12.29%
Tangible equity to assets at end of period	5.19	5.05	5.21	4.94	4.62
Tangible equity to tangible assets at end of period	5.62	5.44	5.62	5.33	5.00
Nonperforming assets	$12,098	$6,475	$6,601	$5,095	$5,255
Nonperforming assets to total assets	0.23%	0.12%	0.13%	0.10%	0.11%
Allowance for loan losses to loans held for investment at end of period	0.76	0.80	0.93	0.94	1.00
Allowance for loan losses to nonaccrual loans	237	444	558	723	701

Per Share Data
Common shares outstanding at end of period	55,388,061	55,416,348	54,519,579	54,361,762	53,126,308
Book value per share	$12.07	$11.78	$11.47	$11.20	$10.97
Tangible book value per share	4.85	4.86	4.80	4.51	4.13

11/15

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED
	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004

Interest Income
Loans	$58,540	$55,905	$54,221	$50,777	$26,647
Securities	4,990	5,219	5,285	5,301	6,301
FHLB Stock	1,086	1,034	860	891	662
Fed Funds and Other	62	83	27	18	16

Total Interest Income	64,678	62,241	60,393	56,987	33,626
Interest Expense
Deposits	10,861	9,874	9,174	9,060	4,815
FHLB Advances	10,923	11,145	10,717	8,345	4,774
Exchange Balances	1,147	341	—	—	—
Junior Subordinated Debentures	2,307	2,043	1,770	1,611	986
Other Borrowings	515	504	264	94	176

Total Interest Expense	25,753	23,907	21,925	19,110	10,751

Net Interest Income	38,925	38,334	38,468	37,877	22,875
Recapture of Allowance for Loan Losses	—	(8,109)	—	—	—

Net Interest Income after Recapture of Allowance for Loan Losses	38,925	46,443	38,468	37,877	22,875

Noninterest Income
Loan Related Fees	1,519	1,058	1,591	2,217	977
Retail Banking Fees	509	531	546	588	186
Mortgage Banking Fees	108	40	122	137	194
1031 Exchange Fees	1,347	374	—	—	—
Gain on Sale of Loans	2,757	645	3,809	72	4
Gain on Sale of Securities	—	—	—	—	1,259
Other Income	658	1,100	622	601	345

Total Noninterest Income	6,898	3,748	6,690	3,615	2,965

Noninterest Expenses
Compensation and Benefits	7,258	6,627	6,120	6,148	3,452
Non-Cash Stock Compensation	393	241	29	29	29
Occupancy and Equipment	2,052	2,159	2,096	2,131	713
Marketing	619	654	500	422	404
Technology	646	612	538	496	214
Professional and Consulting	671	490	438	369	205
Insurance Premiums and Assessment Costs	574	568	579	582	316
Merger-Related	—	—	282	494	420
Recapture of Reserve for Unfunded Commitments	—	(1,490)	(416)	—	—
Other Expenses	3,055	2,793	2,539	2,023	794

Total G&A Expenses	15,268	12,654	12,705	12,694	6,547
Early Extinguishment of Debt	—	—	—	—	1,204
Amortization of Core Deposit Intangible	162	163	203	203	58

Total Noninterest Expenses	15,430	12,817	12,908	12,897	7,809

Income Before Taxes	30,393	37,374	32,250	28,595	18,031
Income Tax Expense	11,068	14,287	12,016	10,591	7,108

Net Income	$19,325	$23,087	$20,234	$18,004	$10,923

	THREE MONTHS ENDED
	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004

Operating Data
Performance Ratios and Other Data:
Earnings per share - Basic	$0.35	$0.42	$0.37	$0.34	$0.30
Earnings per share - Diluted	0.34	0.40	0.36	0.32	0.28
Weighted average shares outstanding -- Basic	55,186,788	54,821,891	54,399,694	53,625,568	36,729,282
Weighted average shares outstanding -- Diluted	57,522,870	57,277,806	56,947,525	56,824,595	39,194,351
Return on average assets	1.47%	1.78%	1.61%	1.50%	1.57%
Return on average tangible assets	1.59	1.92	1.73	1.62	1.63
Return on average stockholders’ equity	11.62	14.41	13.06	12.02	17.66
Return on average tangible stockholders’ equity	28.11	34.49	31.55	30.55	32.58
Interest rate spread	3.12	3.10	3.26	3.39	3.41
Net interest margin	3.28	3.27	3.38	3.49	3.51
Efficiency ratio	33.32	30.07	28.13	30.59	25.34
G&A to average assets	1.16	0.98	1.01	1.05	0.94
Effective tax rate	36.42	38.23	37.26	37.04	39.42
Core loan fundings	$599,303	$595,129	$495,730	$544,953	$418,916
Total loan fundings	624,715	607,824	540,783	583,184	466,690
Loans sold	386,144	155,843	166,257	2,554	341
Net Charge-offs <Recoveries>	12	<17>	11	<15>	<2>

12/15

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid
(Dollars in Thousands)

	THREE MONTHS ENDED JUNE 30,

	2005			2004

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-Earning Assets:
Total Loans(1)	$4,176,721	$58,540	5.61%	$1,958,375	$26,647	5.44%
Securities(2)	456,677	4,990	4.37	581,891	6,301	4.33
FHLB Stock	98,289	1,086	4.42	59,173	662	4.48
Cash and Cash Equivalents(3)	9,233	62	2.69	4,985	16	1.28

Total Interest-Earning Assets	4,740,920	64,678	5.46	2,604,424	33,626	5.16
Noninterest-Earning Assets	522,387			187,088

Total Assets	$5,263,307			$2,791,512

Interest-Bearing Liabilities:
Deposits:
Transaction Accounts(4)	$852,235	3,940	1.85	$641,765	2,767	1.73
Certificates of Deposits	1,061,326	6,921	2.62	537,589	2,048	1.53

Total Deposits	1,913,561	10,861	2.28	1,179,354	4,815	1.64
FHLB Advances	1,745,778	10,923	2.51	1,149,387	4,774	1.67
Exchange Balances	539,222	1,147	0.85	—	—	—
Junior Subordinated Debentures	150,348	2,307	6.15	84,034	986	4.72
Other Borrowings (5)	69,190	515	2.99	58,086	176	1.22

Total Interest-Bearing Liabilities	4,418,099	25,753	2.34	2,470,861	10,751	1.75

Noninterest-Bearing Deposits	127,561			53,495
Other Noninterest-Bearing Liabilities	52,575			19,818

Total Liabilities	4,598,235			2,544,174
Stockholders’ Equity	665,072			247,338

Total Liabilities and Stockholders’ Equity	$5,263,307			$2,791,512

Net Interest-Earning Assets	$322,821			$133,563

Net Interest Income/Interest Rate Spread		$38,925	3.12%		$22,875	3.41%

Net Interest Margin			3.28%			3.51%

(1) The average balance of loans receivable includes loans held for sale and is presented without reduction for the allowance for loan losses.
(2) Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.
(3) Consists of cash in interest-earning accounts and federal funds sold.
(4) Consists of savings, money market accounts and other interest-bearing deposits.
(5) Consists of securities sold under agreements to repurchase, federal funds purchased, warehouse line of credit and other short-term borrowings.

13/15

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid
(Dollars in Thousands)

	SIX MONTHS ENDED JUNE 30,

	2005			2004

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-Earning Assets:
Total Loans(1)	$4,136,434	$114,445	5.53%	$1,540,505	$41,688	5.41%
Securities(2)	469,190	10,209	4.35	581,865	12,471	4.29
FHLB Stock	97,487	2,120	4.35	52,063	1,061	4.08
Cash and Cash Equivalents(3)	11,615	145	2.50	7,106	36	1.01

Total Interest-Earning Assets	4,714,726	126,919	5.38	2,181,539	55,256	5.07
Noninterest-Earning Assets	508,412			123,165

Total Assets	$5,223,138			$2,304,704

Interest-Bearing Liabilities:
Deposits:
Transaction Accounts(4)	$927,520	8,130	1.77	$530,577	4,771	1.81
Certificates of Deposits	1,045,302	12,605	2.43	398,575	3,132	1.58

Total Deposits	1,972,822	20,735	2.12	929,152	7,903	1.71
FHLB Advances	1,841,881	22,067	2.42	1,008,654	8,669	1.73
Exchange Balances	362,148	1,487	0.83	—	—	—
Junior Subordinated Debentures	147,686	4,350	5.94	69,136	1,624	4.72
Other Borrowings (5)	75,331	1,021	2.73	61,226	383	1.26

Total Interest-Bearing Liabilities	4,399,868	49,660	2.28	2,068,168	18,579	1.81

Noninterest-Bearing Deposits	118,484			43,410
Other Noninterest-Bearing Liabilities	51,845			15,467

Total Liabilities	4,570,197			2,127,045
Stockholders’ Equity	652,941			177,659

Total Liabilities and Stockholders’ Equity	$5,223,138			$2,304,704

Net Interest-Earning Assets	$314,858			$113,371

Net Interest Income/Interest Rate Spread		$77,259	3.10%		$36,677	3.26%

Net Interest Margin			3.28%			3.36%

(1) The average balance of loans receivable includes loans held for sale and is presented without reduction for the allowance for loan losses.
(2) Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.
(3) Consists of cash in interest-earning accounts and federal funds sold.
(4) Consists of savings, money market accounts and other interest-bearing deposits.
(5) Consists of securities sold under agreements to repurchase, federal funds purchased, warehouse line of credit and other short-term borrowings.

14/15

COMMERCIAL CAPITAL BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in Thousands, except per share data)

The following tables provide a reconciliation of the Company’s reported net interest margin and net interest spread compared to adjusted net interest margin and net interest spread excluding the net effect of the amortization or accretion of premiums or discounts resulting from the purchase accounting adjustments due to the Hawthorne acquisition:

	Q2 2005 As Reported			Excluding Premium/Discount Effect		Q2 2005 Adjusted

	Average Balance	Interest	Avg. Yield/Cost	Average Balance	Interest	Average Balance	Interest	Avg. Yield/Cost

Total Interest-Earning Assets	$4,740,920	$64,678	5.46%	$4,617	$(915)	$4,745,537	$63,763	5.37%

Total Interest-Bearing Liabilities	4,418,099	25,753	2.34%	(3,600)	417	$4,414,499	$26,170	2.38%

Net Interest Income/Interest Rate Spread		$38,925	3.12%		$(1,332)		$37,593	2.99%
Net Interest Margin			3.28%					3.17%

	Q1 2005 As Reported			Excluding Premium/Discount Effect		Q1 2005 Adjusted

	Average Balance	Interest	Avg. Yield/Cost	Average Balance	Interest	Average Balance	Interest	Avg. Yield/Cost

Total Interest-Earning Assets	$4,688,240	$62,241	5.31%	$7,390	$(2,096)	$4,695,630	$60,145	5.12%

Total Interest-Bearing Liabilities	4,381,436	23,907	2.21%	(4,090)	549	4,377,346	24,456	2.27%

Net Interest Income/Interest Rate Spread		$38,334	3.10%		$(2,645)		$35,689	2.85%
Net Interest Margin			3.27%					3.04%

COMMERCIAL CAPITAL BANK, FSB
Selected Financial Data
(Dollars in Thousands)

	June 30, 2005	Mar. 31, 2005

ASSETS

Cash and Cash Equivalents	$29,675	$72,805
Securities	442,782	462,937
FHLB Stock	98,943	97,007
Loans Held For Investment
Single Family	196,605	209,480
Multi-family	2,804,188	2,629,668
Commercial Real Estate	518,106	440,088
Construction	190,302	225,650
Land	43,946	48,182

Total Real Estate Loans	3,753,147	3,553,068
Business & Other Loans	18,610	19,251

Total Loans Held for Investment	3,771,757	3,572,319
Net Deferred Fees, Premiums and Discounts	(25)	(2,689)
Allowance for Loan Losses	(28,731)	(28,743)

Total Loans Held for Investment, Net	3,743,001	3,540,887
Loans Held For Sale	303,754	611,576

Total Loans	4,046,755	4,152,463
Other Assets	502,369	500,496

TOTAL ASSETS	$5,120,524	$5,285,708

LIABILITIES AND STOCKHOLDER’S EQUITY

Deposits
Demand Deposits - Noninterest-Bearing	$222,143	$125,973
Demand Deposits - Interest-Bearing	74,941	78,611
Money Market Checking	600,640	669,359
Money Market Savings	532,838	195,875
Savings	218,665	281,766

Total Transaction Deposits	1,649,227	1,351,584
Total Time Deposits	1,055,305	1,048,408

Total Deposits	2,704,532	2,399,992
Borrowings	1,586,028	2,076,338
Other Liabilities	58,963	58,507

TOTAL LIABILITIES	4,349,523	4,534,837
STOCKHOLDER’S EQUITY	771,001	750,871

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,120,524	$5,285,708

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